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               SECURITIES AND EXCHANGE COMMISSION

                     Washington D. C.  20549

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                            FORM 8-K

             PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported):           September 21, 1995



                 Consolidated Silver Corporation

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     (Exact name of registrant as specified in its charter)



                              Idaho

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         (State or other jurisdiction of incorporation)


          0-4846-3                           82-0288840

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(Commission File Number)        (IRS Employer Identification No.)



6500 Mineral Drive
Coeur d'Alene, Idaho                         83814-8788

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(Address of principal executive offices)     (Zip Code)



                         (208) 769-4100

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                 (Registrant's Telephone Number)












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Item 5.   OTHER EVENTS.

          On September 21, 1995, the Registrant issued one million two hundred fifty thousand (1,250,000) authorized but previously unissued shares of the Registrant's common stock, ten cents ($0.10) per share par value, to Hecla Mining Company in exchange for Hecla Mining Company's delivery of twelve thousand five hundred (12,500) shares of outstanding shares of the Registrant's preferred stock, one hundred dollars ($100) per share par value, in closing of a transaction approved by an independent committee of the Registrant's Board of Directors. The twelve thousand five hundred (12,500) shares represent all of the authorized, issued and outstanding shares of preferred stock of the Registrant, and have been cancelled.




                            SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                              CONSOLIDATED SILVER CORPORATION




                              By  /s/ Nathaniel K. Adams
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                                Name:   Nathaniel K. Adams
                                Title:  Assistant Secretary


Dated:  September 21, 1995